Exhibit 10.06

Silicon Valley Bank

Amendment to Loan Documents

Borrower:

ZAMBA CORPORATION

Address:	3033 Excelsior Boulevard, Suite 200
Minneapolis, Minnesota 55416
Date:	as of June 30, 2001

                THIS AMENDMENT TO LOAN DOCUMENTS is entered into between SILICON VALLEY BANK,  COMMERCIAL FINANCE DIVISION (“Silicon”), whose address is 3003 Tasman Drive, Santa Clara, California  95054, and the borrower(s) named above (individually and collectively, jointly and severally, the “Borrower”), whose chief executive office is located at the above address (“Borrower’s Address”).

                The Parties agree to amend the Loan and Security Agreement between them, dated as of February 27, 2001 (as otherwise amended, the “Loan Agreement”), as follows, effective as of the date hereof.  (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.):

                1.             Modification of TNW Base Amount.  The definition of “TNW Base Amount” set forth in Section 5 of the Schedule is hereby amended in its entirety to read as follows:

The term “TNW Base Amount” means, as of any date of determination, the amount set forth below corresponding to the time period set forth below:

(A) during the period commencing on the date of this Agreement and ending on June 30, 2001, $4,500,000;

(B) during the period commencing on July 1, 2001 and ending on September 30, 2001, $3,291,000; and

(C) from and after October 1, 2001, $3,416,000.

                2.             Additional Warrants.  The following hereby is added to the Schedule, in proper numerical order, as a new Section 9(5) thereof:

(5)   Warrants.  On the date of execution and delivery of that certain Amendment to Loan Documents dated as of June 30, 2001 between Silicon and Borrower (the “June 30, 2001 Amendment”) (such date, the “Target Date”), Borrower shall provide Silicon with additional five-year warrants to purchase an additional 35,000 shares of common stock of the Borrower, at a price per share equal to the Target Date Designated Price (as defined herein), on terms acceptable to Silicon, all as set forth in the Warrant to Purchase Stock (the "Target Date Warrant") and related Registration Rights Agreement being executed concurrently with the June 30, 2001 Amendment.  The Target Date Warrant shall be deemed fully earned on the Target Date, shall be in addition to all interest and other fees, and shall be non-refundable. As used herein, the term "Target Date Designated Price" means the average closing price of the Shares reported for the 5 trading days immediately before the Target Date.

                3.             Representations True.  Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

                4.             Fee.  In consideration for Silicon entering into this Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $5,000.00, which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents.  Silicon is authorized to charge said fee to Borrower’s loan account.

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                5.             General Provisions.  This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.  Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:		Silicon:

ZAMBA CORPORATION		SILICON VALLEY BANK

By	\s\ Michael H. Carrel	By	\s\ J. Anthony Clarkson

	President or Vice President	Title	Vice President

By	\s\ Ian Nemerov

Secretary